Exhibit 10.20

ALTRA HOLDINGS, INC

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of                                        , by and between Altra Holdings, Inc., a Delaware corporation (the “Company”), and                                  (the “Participant”).  This Agreement is subject to all of the terms and conditions as set forth herein and in the Company’s 2004 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.

The parties agree as follows:

1.                                       Definitions.  Each of the following terms used herein shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such specified Person.  For purposes of this definition, the term “control,” including the terms “controlling,” “controlled by” and “under common control,” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

“Applicable Percentage” shall be the percentage equal to (i) the number of shares of the capital stock of the Company being Transferred by the Genstar Parties in the Drag-Along Sale (as defined in Section 7 hereof) divided by (ii) the aggregate number of shares of the capital stock of the Company then owned by the Genstar Parties.

“Board” means the board of directors of the Company.

“Cause” shall mean each of: (i) the Participant’s material breach of the terms of any agreement between the Participant and the Company; (ii) the Participant’s willful failure or refusal to perform any of its material duties to the Company; (iii) the Participant’s willful insubordination or disregard of the legal directives of the Board which are not inconsistent with the scope, ethics and nature of the Participant’s duties and responsibilities to the Company; (iv) the Participant’s engaging in misconduct which has a material adverse impact on the reputation, business, business relationships or financial condition of the Company; (v) the Participant’s commission of an act of fraud or embezzlement against the Company; or (vi) any conviction of, or plea of guilty or nolo contendere by, the Participant with respect to a felony (other than a traffic violation), a crime involving moral turpitude, fraud or misrepresentation; provided, however, that Cause shall not be deemed to exist under any of clauses (i), (ii) or (iii) above unless the Participant has been given reasonably detailed written notice of the grounds for such Cause and the Participant has not effected a cure within twenty (20) days of the date of receipt of such notice.

“Change of Control” means, whether in a single transaction or a series of related transactions (i) a sale of all or substantially all of the consolidated assets of the Company and its

Subsidiaries taken as a whole, (ii) a sale of Securities by the Company or the Genstar Parties resulting in more than 50% of the total voting power of all securityholders of the Company beneficially owned by a Person other than the Genstar Parties, or (iii) a merger or consolidation of the Company with or into another Person, if and only if, after such merger or consolidation, the Genstar Parties and its Affiliates do not have the ability to elect a majority of the board of directors of the surviving or resulting company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means an amount determined in good faith by the Board (without discount for lack of marketability or minority interest).

“Genstar Parties” means, collectively, Genstar Capital Partners III, L.P. and Stargen III, L.P.

“Independent Party” shall mean any person who is a bona fide purchaser and who, directly or indirectly, immediately prior to the proposed transaction, (i) holds less than 5% of the outstanding securities of the Company (on an as-converted to common stock basis) and (ii) is not an Affiliate of the Company or the Genstar Parties.

“Permitted Transfer” means a Transfer by the Participant of Shares made (i) to the Company, (ii) by way of gratuitous donation to any trust exclusively for the benefit of the Participant’s spouse, direct descendants (including legally adopted children) or direct ascendants or (iii) by way of bequest or inheritance upon the death of the Participant to his or her executors, administrators, testamentary trustees, legatees or beneficiaries; provided that, in the event of any Transfer made pursuant to one of the exemptions provided by clauses (ii) or (iii) above, the transferee, assignee or donee shall have become a party to this Agreement in the capacity of Participant and such Participant shall have furnished the Company with an executed copy of this Agreement.

“Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

“Public Offering” means the issuance and sale of shares of common stock of the Company to the public pursuant to a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4, Form S-8 or any other similar form).

“Qualified Public Offering” means an underwritten Public Offering (which may be the initial Public Offering) resulting in gross proceeds to the Company of at least $50,000,000.

“Released Shares” means any of the Shares which, from time to time, have been released from the Forfeiture Restrictions set forth in Section 3 hereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means any and all corporations, partnerships, limited liability companies and other entities with respect to which the Company directly or indirectly owns more than 50% of (i) the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity or (ii) the equity interests of such entity.

“Transfer” means, with respect to any Shares, any direct or indirect, voluntary or involuntary, offer to sell, transfer, sale, assignment, pledge, hypothecation, short sales, loan, grant of an option to purchase or other disposition of any of the Shares, or the entering of any contract or agreement to do any of the foregoing.

“Unreleased Shares” means any of the Shares which, from time to time, have not yet been released from the Forfeiture Restrictions set forth in Section 3 hereof.

2.                                       Sale of Stock.

(a)                                  Subject to the terms and conditions of this Agreement and the Plan, the Company hereby agrees to issue to the Participant                                            shares of the Company’s common stock par value $0.001 (the “Shares”) for good and valuable consideration which the Company has determined to exceed the par value of the Company’s common stock.

(b)                                 The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the Company and the Participant or on such other date as the Company and the Participant shall agree (the “Issuance Date”).  Subject to the provisions of Section 4 below, on the Issuance Date, the Company will deliver to the Participant a certificate representing the Shares to be issued to the Participant (which shall be issued in the Participant’s name).

3.                                       Forfeiture Restriction.

(a)                                  Subject to the provisions of Section 3(b) and Section 8 below, if the Participant ceases to be an Employee, director or consultant of the Company and each Subsidiary for any or no reason, all of the Unreleased Shares shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”).  Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by the Participant.

(b)                                 Provided that the Participant continues to be an employee, director or consultant of the Company or a Subsidiary on such date, the Shares shall be released from the Forfeiture Restriction as follows:

Release Date	Percentage of Shares Released From Forfeiture Restriction
First anniversary of Issuance Date	20%
Second anniversary of Issuance Date	40%
Third anniversary of Issuance Date	60%
Fourth anniversary of Issuance Date	80%
Fifth anniversary of Issuance Date	100%

(c)                                  Notwithstanding anything to the contrary in this Agreement, no Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

4.                                       Escrow of Shares.

(a)                                  The Participant hereby authorizes and directs the secretary of the Company, or such other person designated by the Board, to transfer any Unreleased Shares which have been forfeited by the Participant to the Company.

(b)                                 To insure the availability for delivery of the Participant’s Unreleased Shares in the event of forfeiture of such Shares by the Participant pursuant to Section 3, the Participant hereby appoints the secretary, or any other person designated by the Board as escrow agent, as its attorney-in-fact to assign and transfer unto the Company, any Unreleased Shares forfeited by the Participant pursuant to Section 3 and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Board, the share certificate or certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A.  The Unreleased Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and the Participant attached as Exhibit B hereto, until (i) the Shares are forfeited by the Participant as provided in Section 3, (ii) such Unreleased Shares are released from the Forfeiture Restriction or (iii) until such time as this Agreement no longer is in effect.  Upon release of the Unreleased Shares, the escrow agent shall deliver to the Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Participant in accordance with the terms of the Joint Escrow Instructions and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)                                  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith.

5.                                       Restrictions on Transfer.

(a)                                  General Restriction.  Without the prior written consent of the Company, which the Company may withhold in its sole discretion, the Participant hereby agrees not to Transfer any Shares, except for (i) Permitted Transfers made in compliance with this Agreement, (ii) Transfers pursuant to Sections 6, 7 or 8 of this Agreement and (iii) Transfers as part of a Public Offering and, after the Company’s initial Public Offering, in accordance with Rule 144 under the Securities Act.  Any attempt by a Participant to Transfer any Shares other than in compliance with this Agreement shall be null and void and the Company shall not, and shall not permit, any transfer agent to give any effect in the Company’s stock records to such attempted Transfer.

(b)                                 Market Standoff Agreement.  The Participant hereby agrees in connection with an underwritten Public Offering, not to Transfer any Shares, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten Public Offering), during the seven day period prior to, and during the thirty (30) day period (or such longer period of up to 180 days as may be required by the Board or such underwriter) beginning on, the effective date of any registration statement with respect to such Public Offering (except as part of such registration) or the commencement of the public distribution of securities.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Participant.  The Participant hereby agrees to enter into a separate agreement providing for the foregoing, as may be requested by the managing underwriter(s) of any such Public Offering.

(c)                                  Securities Laws Compliance.  The Participant hereby agrees and acknowledges that to the extent the Participant is permitted pursuant to this Agreement to Transfer Shares, the Participant will not Transfer any Shares unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder, or pursuant to Rule 144 under the Securities Act or (ii) counsel for the Participant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion (reasonably satisfactory in form and substance to the Company) that no such registration is required because of the availability of an exemption from registration under the Securities Act; provided, however, that the Company may waive the requirement of such opinion in its sole discretion.  Notwithstanding the foregoing, the Company acknowledges and agrees that a Permitted Transfer shall be deemed to be in compliance with this Section 5(c) and that no opinion of counsel is required in connection therewith.

6.                                       Right of First Refusal on Sale of Shares by Participant.

(a)                                  General.  Subject to the provisions of this Section 6, the Participant hereby grants, first, to the Company, and second, to the Genstar Parties, a right of first refusal (the “Right of First Refusal”) to purchase all of the Shares held by the Participant which such Participant proposes to Transfer, in compliance with the restrictions set forth herein, to a person other than the Company.

(b)                                 Right of First Refusal.  Subject to the limitations imposed by, and only upon compliance with, Section 5 hereof, in the event that the Participant receives a bona fide offer (the “Offer”) to Transfer any or all of its Shares (the “Offer Shares”) from a Person other than the Company (the “Offeror”) which the Participant wishes to accept, the Participant shall cause the Offer to be put in writing and shall give the Company and the Genstar Parties written notice (the “Offer Notice”) of such Offer.  The Offer Notice shall contain an irrevocable offer to sell the Offer Shares to the Company and the Genstar Parties, on the same terms and conditions as the Offer, and such Offer Notice shall be accompanied by a true copy of the Offer (which shall identify the Offeror).  The Company shall have thirty (30) days from the delivery date of any Offer Notice to agree to purchase all of the Offer Shares either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, on the same terms and conditions as the Offer except at the equivalent all cash price, determined in good faith by the Board.  If the Company fails to agree to purchase all of the Offer Shares within such thirty (30) day period, the Genstar Parties shall have fifteen (15) days from the expiration of the Company’s above-mentioned 30 day period to agree to purchase, or arrange for an Affiliate of the Genstar Parties to purchase all of the Offer Shares either (i) at the same price and on the same terms and conditions as the Offer, or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Genstar Parties, on the same terms and conditions as the Offer except at the equivalent all cash price, determined in good faith by the Board.

(c)                                  Failure to Exercise Right.  If the Company and the Genstar Parties collectively fail to purchase all of the Offer Shares pursuant to Section 6(b), the Participant shall have sixty (60) days after the last date on which the Genstar Parties’ right to purchase the Offer Shares lapsed to Transfer the Offer Shares to the Offeror identified in the initial Offer Notice at a price equal to or above, and upon terms not more favorable to such Offeror than, the price and terms specified in the Offer given in connection with such Transfer; provided, however, that the Participant shall not be entitled to Transfer such Offer Shares (i) if the Offeror is a competitor, supplier or customer of the Company or any Subsidiary or if the Offeror is not reasonably acceptable to the Board, such determination to be made in good faith by the Board or (ii) if the Transfer occurs prior to the Qualified Public Offering, unless the Offeror agrees in writing to be bound by the provisions of this Agreement as if such Offeror were the Participant.  In the event that the Participant has not Transferred the Offer Shares within such sixty (60) day period, the Participant shall not thereafter Transfer (except in a manner otherwise permitted under this Agreement) any of such Offer Shares without again complying with the provisions of this Agreement, including, if applicable, this Section 6.

(d)                                 Exercise of Right of First Refusal.  If the Company and/or the Genstar Parties exercises its Right of First Refusal, the closing of the purchase of the Offer Shares shall take place within thirty (30) days after the Company and/or the Genstar Parties gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations.  Upon exercise of such Right of First Refusal, the Company and/or the Genstar Parties and the Participant shall be legally obligated to consummate the purchase contemplated thereby and shall use their reasonable efforts to secure any approvals required in connection therewith.

(e)                                  Exceptions to Right of First Refusal.  The Right of First Refusal shall not apply to (i) Permitted Transfers made in compliance with this Agreement, (ii) Transfers pursuant to Sections 7 or 8 of this Agreement, or (iii) any registered Public Offering in which such Offer Shares are included.

(f)                                    Termination.  The covenants and agreements set forth in this Section 6 shall terminate upon the consummation of a Qualified Public Offering.

7.                                       Drag-Along Right.

(a)                                  Sales by the Genstar Parties.  Notwithstanding anything else herein to the contrary, if the Genstar Parties determine to sell or otherwise transfer any securities of the Company then held by the Genstar Parties to an Independent Party and such sale or transfer results in a Change of Control (a “Drag-Along Sale”), then upon the Genstar Parties’ request, the Participant shall sell to such proposed purchaser the Applicable Percentage of the Shares held by such Participant.  The terms and conditions of such Drag-Along Sale shall be on the same terms and conditions (or no less favorable terms and conditions) as such sale or transfer by the Genstar Parties, including without limitation sale price with respect to the same type of securities, representations and warranties, covenants and indemnification obligations; provided, however, that if the holders of a class of securities of the Company are given an option under the agreement of sale to elect the form and amount of the consideration to be received in consideration for the sale or transfer of such securities, then each holder of such class of securities shall be given the same option.

(b)                                 Notice.  Prior to making any Drag-Along Sale, the Genstar Parties shall, if they determine that the Participant should participate in such sale or transfer, provide the Participant with written notice (the “Drag-Along Notice”) not less than ten (10) business days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”).  The Drag-Along Notice shall set forth: (i) the name of the proposed purchaser; (ii) the proposed amount and form of consideration to be paid and the material terms and conditions of the sale or transfer and (iii) the Drag-Along Sale Date and the date upon which the Participant shall deliver to the Genstar Parties the certificates or instruments representing the Shares owned by the Participant, duly endorsed, and the limited power of attorney referred to below.  The Participant shall deliver to the Genstar Parties the certificate(s) or instrument(s) representing its Shares, duly endorsed for transfer with signatures guaranteed, on or before the date set forth in the Drag-Along Notice for such delivery, together with a limited power of attorney authorizing the Genstar Parties to sell or otherwise dispose of such Shares pursuant to the term of such Drag-Along Sale and to execute on behalf of the Participant any purchase agreement or other documentation required to consummate such Drag-Along Sale.

(c)                                  Effect of Drag-Along Sale.  If a Participant receives the applicable purchase price from a Drag-Along Sale, but has failed to deliver certificates or instruments representing its Shares as described in this Section 7, it shall for all purposes no longer be deemed to be a securityholder of the Company with respect to the Shares for which the purchase price has been received, and with respect to such Shares it shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to such Shares and shall have no other rights or privileges granted to securityholders with respect to such Shares under law or this Agreement.

(d)                                 Sale of the Company.  If a Drag-Along Sale is to be effected in the form of a merger or other corporate reorganization which requires stockholder approval, and if the Board approves the Drag-Along Sale (an “Approved Sale”), the Participant shall vote for, consent to and raise no objections against such Approved Sale and the Participant shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such Approved Sale.  The Participant shall take all necessary or desirable actions in connection with the consummation of the Approved Sale and the distribution of the aggregate consideration from such Approved Sale as reasonably requested by the Company.

(e)                                  Termination.  The covenants and agreements set forth in this Section 7 shall terminate upon the consummation of a Qualified Public Offering.

8.                                       Right to Repurchase Shares.

(a)                                  Right of Repurchase Upon Termination of Employment.  If a Participant’s employment with the Company and its Subsidiaries is terminated, voluntarily or involuntarily, for any reason, first, the Company, and second, the Genstar Parties, shall have the exclusive and irrevocable right (which shall not be an obligation) to repurchase (the “Right of Repurchase”), for a period of ninety (90) days from the effective date of termination, all or any portion of the Released Shares held by the Participant, free and clear of all liens, pledges, security interests and other encumbrances and restrictions, at a purchase price per share equal to the purchase price as determined in accordance with Section 8(c) below (the “Repurchase Price”).

(b)                                 Repurchase Procedure.  If the Company or the Genstar Parties, as the case may be, elect to exercise the Right of Repurchase with respect to a Participant’s Released Shares pursuant to this Section 8, it shall deliver written notice to such Participant within such 90-day period setting forth the terms of the repurchase pursuant to which such repurchase is being made.  The Company or the Genstar Parties, as the case may be, shall pay the Repurchase Price in cash upon the closing of the transaction (which shall occur within such 90-day period, which period of time shall be extended in order to comply with applicable laws and regulations), and the Participant shall promptly, upon receipt of such repurchase price, (i) endorse and deliver to the Company or the Genstar Parties, as the case may be, the certificate(s) or instrument(s) representing the Released Shares so repurchased, free and clear of all liens, pledges, security interests and other encumbrances and restrictions, and (ii) represent and warrant to the Company or the Genstar Parties, as the case may be, to its title and ownership of such Shares, free and clear of liens or encumbrances, and its authority to sell such Shares.

(c)                                  Purchase Price.  In the event that a Participant’s employment with the Company and any Subsidiary is terminated for Cause, the Repurchase Price shall equal the lower of (i) the amount paid by such Participant to acquire the Released Shares, or if no cash consideration was paid, $0.01 per share and (ii) the then current Fair Market Value of such Released Shares.  In the event that a Participant’s employment with the Company and its Subsidiaries is terminated for any reason other than for Cause, the Repurchase Price shall be the then current Fair Market Value of the Released Shares subject to repurchase.

(d)                                 Rights as Stockholders.  Once the Company or the Genstar Parties, as the case may be, has exercised its Right of Repurchase with respect to a Participant’s Released

Shares, the Participant shall have no rights with respect to such Released Shares except to receive the Repurchase Price.  If the Company has exercised its Right of Repurchase it shall not consider such Released Shares outstanding for purposes of paying dividends, taking votes, or for any other purposes.

(e)                                  Termination.  The covenants and agreements set forth in this Section 8 shall terminate upon the consummation of a Qualified Public Offering.

9.                                       Representations, Warranties, Covenants, and Acknowledgments.  The Participant hereby represents, warrants, covenants, acknowledges and agrees that:

(a)                                  The Participant is holding the Shares for his or her own account, and not for the account of any other person.  The Participant is holding the Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)                                 The Participant is presently an employee of, or consultant to, the Company and/or a Subsidiary and in such capacity has become personally familiar with the business of the Company and its Subsidiaries.

(c)                                  The Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company and its Subsidiaries.

(d)                                 The Participant understands that the Shares have not been registered under the Securities Act and the Shares cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available.  The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Shares under the Securities Act.  The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.

(e)                                  None of the Company’s securities is presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)                                    The Company has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

(g)                                 The representations, warranties and covenants contained in this Section 9 shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Shares.

10.                                 Stock Certificate Legends.  The share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legends and any other legend required by any applicable state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  EXCEPT AS OTHERWISE PROVIDED IN THE ACT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OPTION, LOAN OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL TO THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

11.                                 Adjustment for Stock Split.  All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

12.                                 Taxes.  Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment in cash or deduction from other compensation payable to the Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance or lapsing of restrictions on the Shares.   The Company shall not be obligated to deliver any new certificate representing vested Shares to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant of the Shares or the lapse or removal of the Forfeiture Restriction.

13.                                 General Provisions.

(a)                                  This Agreement shall be governed by the laws of the State of New York.  This Agreement represents the entire agreement between the parties with respect to the issuance of the Shares to the Participant and may only be modified or amended in a writing signed by Participant and the Company.

(b)                                 This Agreement and the Plan constitute the entire agreement between the Company and the Participant concerning the subject matter hereof.  Any previous agreement between the Company and the Participant concerning the subject matter hereof is hereby terminated and superseded by this Agreement.  This Agreement may not be assigned by the Participant except as required in connection with a permitted transfer thereunder.  Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  Any attempted transfer of this Agreement not in compliance with the terms hereof shall be null and void.

(c)                                  Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d)                                 THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY (OR A SUBSIDIARY) AS AN “AT WILL” EMPLOYEE, CONSULTANT OR DIRECTOR OF THE COMPANY (OR A SUBSIDIARY) AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER.  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

(e)                                  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto.  All notices and communications shall be deemed to have been received unless otherwise set forth herein:  (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

(f)                                    If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(g)                                 The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities of the Company or a subsidiary which may be issued in respect of, in exchange for, in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(h)                                 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)                                     The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

(j)                                     This Agreement will not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns; provided, however, that each of the Genstar Parties are third party beneficiaries of Sections 6, 7, and 8 hereof.

(k)                                  By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan.  The Participant has reviewed the Plan in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the this Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any questions arising under the Plan or this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

ALTRA HOLDINGS, INC.:	PARTICIPANT:

By:
Name:	[Name]
Title:

Address:	Address:

Altra Holdings, Inc. 14 Hayward Street Quincy, MA 02171 Attention: Michael L. Hurt Telecopy No.: (617) 689-6202

CONSENT OF SPOUSE

I,                                      , spouse of                         , have read and approve the foregoing Agreement.  In consideration of issuing to my spouse to shares of the common stock of Altra Holdings, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: , 2005
Signature of Spouse

EXHIBIT A

STOCK ASSIGNMENT

FOR VALUE RECEIVED,                       hereby sells, assigns and transfers unto ALTRA HOLDINGS, INC., a Delaware corporation,                                                 shares of the Common Stock of ALTRA HOLDINGS, INC., a Delaware corporation, standing in its name of the books of said corporation represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint                                          to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between ALTRA HOLDINGS, INC. and                 dated                 , 2005.

Dated: , 2005

[Name]

INSTRUCTIONS:  Please do not fill in the blanks other than the signature line.  The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Agreement, without requiring additional signatures on the part of the Participant.

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

January 6, 2005

Secretary

Altra Holdings, Inc.
c/o Genstar Capital Partners III, L.P.
Four Embarcadero Center
Suite 1900
San Francisco, CA  94111-4191
Attention:  Jean-Pierre L. Conte
Telecopy No.: (415) 834-2383

Ladies and Gentlemen:

As escrow agent (the “Escrow Agent”) for both Altra Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (the “Participant”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), in accordance with the following instructions:

1.                                       In the event of forfeiture by the Participant of any of the shares owned by the Participant pursuant to the Forfeiture Restriction set forth in the Agreement, the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) shall give to the Participant and you a written notice specifying the number of shares of stock forfeited and the date of forfeiture.  The Participant and the Company hereby irrevocably authorize and direct you to effect the forfeiture contemplated by such notice in accordance with the terms of said notice.

2.                                       As of the date of forfeiture indicated in such notice, you are directed (a) to date the stock assignments necessary for the forfeiture and transfer in question, (b) to fill in the number of shares being forfeited and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be forfeited and transferred, to the Company or its assignee.

3.                                       The Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  The Participant does hereby irrevocably constitute and appoint you as the Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities.  Subject to the provisions of this paragraph 3, the Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.                                       Upon written request of the Participant, but no more than once per calendar year, unless the Forfeiture Restriction has been enforced, you will deliver to the Participant a certificate or certificates representing so many shares of stock as are not then subject to the Forfeiture Restriction.  Within one hundred twenty (120) days after any voluntary or involuntary termination of the Participant’s services to the Company for any or no reason, you will deliver to the Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited pursuant to the Forfeiture Restriction set forth in Section 3 of the Agreement.

5.                                       If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Participant, you shall deliver all of the same to the Participant and shall be discharged of all further obligations hereunder.

6.                                       Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.                                       You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.                                       You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.                                       You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.                                 You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11.                                 You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

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12.                                 Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.                                 If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.                                 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.                                 Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of these Joint Escrow Instructions or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto.  All notices and communications shall be deemed to have been received unless otherwise set forth herein:  (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

16.                                 By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.                                 This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.                                 These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding that body of law pertaining to conflicts of law.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

Very truly yours,

ALTRA HOLDINGS, INC.

By:
Name:
Title:

		Address:	Altra Holdings, Inc.
14 Hayward Street
Quincy, MA 02171
Attention: Michael L. Hurt
Telecopy No.: (617) 689-6202

PARTICIPANT:

[Name]

Address:

ESCROW AGENT:

By:
Name:
Title: Secretary, Altra Holdings, Inc.

Address:	Altra Holdings, Inc.
14 Hayward Street
Quincy, MA 02171
Attention: Michael L. Hurt
Telecopy No.: (617) 689-6202

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ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below

1.                                       The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME: TAXPAYER: [Name]	SPOUSE:

ADDRESS:

IDENTIFICATION NO.:	SPOUSE:

TAXABLE YEAR: 2005

2.                                       The property with respect to which the election is made is described as follows:                          (the “Shares”) of the Common Stock of Altra Holdings, Inc.  (the “Company”).

3.                                       The date on which the property was transferred is:                        .

4.                                       The property is subject to the following restrictions:

The Shares may be repurchased by the Company, or its assignee, on certain events.  This right lapses with regard to a portion of the Shares over time.

5.                                       The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is approximately:                 .

6.                                       The amount (if any) paid for such property is:  $                   per share.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Taxpayer